UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

THE WESTERN UNION COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32903	20-4531180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7001 EAST BELLEVIEW AVENUE
Denver, Colorado		80237
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 866 405-5012

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	WU	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Western Union Company 2024 Long-Term Incentive Plan

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”) held on May 17, 2024, the Company’s stockholders approved The Western Union Company 2024 Long-Term Incentive Plan (the “2024 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”) subject to stockholder approval. The 2024 Plan replaces The Western Union Company 2015 Long-Term Incentive Plan (the "Prior Plan”) with respect to future grants. The following paragraphs provide a summary of certain terms of the 2024 Plan.

The purposes of the 2024 Plan are: (i) to advance the interests of the Company by attracting and retaining high caliber employees, and other key individuals who perform services for the Company or its subsidiaries or affiliates; (ii) to align the interests of the Company’s stockholders and recipients of awards under the 2024 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; and (iii) to motivate award recipients to act in the long-term best interests of the Company and its stockholders. The Compensation and Benefits Committee of the Board of Directors will administer the 2024 Plan and will designate the eligible award recipients under the 2024 Plan; provided that in the case of awards granted to non-employee members of the Board of Directors, the Board of Directors will act as administrator of the 2024 Plan.

Under the 2024 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock, restricted stock units, and other stock awards (“Stock Awards”); and (v) performance awards. Subject to the terms and conditions of the 2024 Plan, the number of shares authorized for grants under the 2024 Plan is (i) 22,300,000 shares, plus (ii) any shares of common stock that are available for awards under the Prior Plan as of the effective date of the 2024 Plan. The number of shares that remain available for future grants under the 2024 Plan will be reduced by the aggregate number of shares that become subject to outstanding stock options, outstanding free-standing SARs, outstanding Stock Awards and outstanding performance awards denominated in shares of common stock, subject to certain exceptions set forth under the 2024 Plan.

The foregoing description of the 2024 Plan is qualified in its entirety by the text of the 2024 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 17, 2024, at the Annual Meeting, the stockholders of the Company: (i) elected the persons listed below to serve as directors of the Company for a one-year term; (ii) on an advisory basis, voted to approve the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024; and (iv) approved the 2024 Plan. The final voting results for the matters voted upon at the Annual Meeting are as follows:

Proposal 1: Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Julie M. Cameron-Doe	283,256,057	1,923,504	284,417	21,024,916
Martin I. Cole	281,924,593	3,237,884	301,501	21,024,916
Suzette M. Deering	282,715,740	2,464,000	284,238	21,024,916
Betsy D. Holden	263,544,664	21,631,758	287,556	21,024,916
Jeffrey A. Joerres	278,693,021	6,464,574	306,383	21,024,916
Devin B. McGranahan	281,328,127	3,817,169	318,682	21,024,916
Michael A. Miles, Jr.	268,632,917	16,515,618	315,443	21,024,916
Timothy P. Murphy	283,234,298	1,898,628	331,052	21,024,916
Jan Siegmund	283,151,156	2,015,703	297,119	21,024,916
Angela A. Sun	282,334,614	2,842,997	286,367	21,024,916
Solomon D. Trujillo	273,814,829	11,335,839	313,310	21,024,916

Proposal 2: Advisory Vote to Approve Executive Compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
259,119,065	25,885,672	459,241	21,024,916

Proposal 3: Ratification of Selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
302,476,030	3,583,964	428,900	0

Proposal 4: Approval of The Western Union Company 2024 Long-Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
267,406,757	17,693,656	363,565	21,024,916

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	The Western Union Company 2024 Long-Term Incentive Plan
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2024	THE WESTERN UNION COMPANY
	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Vice President and Secretary